EXHIBIT 1

JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them a Statement on Schedule 13D (including amendments thereto) with regard to the common stock of AutoNation, Inc., and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement as of July 1, 2004.

ESL PARTNERS, L.P.

By:	RBS Partners, L.P., its general partner
By:	ESL Investments, Inc., its general partner

	By:	/s/ William C. Crowley

William C. Crowley President and Chief Operating Officer

ESL INSTITUTIONAL PARTNERS, L.P.

By:	RBS Investment Management, LLC, its general partner

	By:	/s/ William C. Crowley

William C. Crowley Member

ESL INVESTMENTS, INC.

By:	/s/ William C. Crowley

William C. Crowley President and Chief Operating Officer

ESL INVESTORS, L.L.C.

By:	RBS Partners, L.P., its manager
By:	ESL Investments, Inc., its general partner

	By:	/s/ William C. Crowley

William C. Crowley President and Chief Operating Officer

CBL PARTNERS, L.P.

By:	ESL Investments, Inc., its general partner

	By:	/s/ William C. Crowley

William C. Crowley President and Chief Operating Officer

TYNAN LLC

By:	/s/ William C. Crowley

William C. Crowley Member

ESL INVESTMENT MANAGEMENT, LLC

By:	/s/ William C. Crowley

William C. Crowley Member

ESL LIMITED

By:	ESL Investment Management, LLC, its investment manager

	By:	/s/ William C. Crowley

William C. Crowley Member

KP I PARTNERS, L.P.

By:	ESL Investment Management, LLC, its general partner

	By:	/s/ William C. Crowley

William C. Crowley, Member

KP II PARTNERS, L.P.

By:	ESL Investment Management, LLC, its general partner

	By:	/s/ William C. Crowley

William C. Crowley Member

/s/ Edward S. Lampert

EDWARD S. LAMPERT

/s/ William C. Crowley

WILLIAM C. CROWLEY